SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  August 14, 1998
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                          HOMEFED CORPORATION
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        (Exact name of registrant as specified in its charter)

         Delaware                        1-10153            33-0304982
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 (State or other jurisdiction of       (Commission          (I.R.S. Employer
  incorporation or organization)         File No.)       Identification No.)

                          529 East South Temple
                       Salt Lake City, Utah 84102
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            (Address of principal executive offices) (Zip Code)

                              (801)521-1066
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           (Registrant's telephone number, including area code)

                                    N/A
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         (Former name, former address and former fiscal year,
                     if changed since last report)

     Item 1.   Change in Control of Registrant

     Item 5.   Other Events

          As of August 14, 1998, HomeFed Corporation (the "Company") entered into a Development Management Agreement ("Development Agreement") with an indirect subsidiary of its then principal shareholder, Leucadia National Corporation ("Leucadia"), to develop a master-planned residential project in San Marcos, San Diego County, California. In connection with the Development Agreement, the Company also entered into a stock purchase agreement ("Stock Purchase Agreement") with Leucadia pursuant to which the Company has agreed to sell additional shares of its $.01 par value comon shares ("Common Stock") to Leucadia in July 1999 to increase Leucadia's interest in the Company from approximately 41.2% to approximately 87.5%. Pursuant to the Stock Purchase Agreement, the Company increased the size of the Board of Directors from three Directors to five Directors, and selected two designees of Leucadia to fill the new Board seats. As of August 14, 1998, the Company and a subsidiary of Leucadia also entered into an Amended and Restated Loan Agreement ("Amended Loan Agreement"), pursuant to which the Company's outstanding 12% Secured Convertible Note has been restructured. The Development Agreement, the Stock Purchase Agreement and the Loan Agreement were unanimously approved by the Company's two independent Directors, Timothy M. Considine and Michael A. Lobatz. The Company's third Director, Paul J. Borden, an affiliate of Leucadia, abstained. These agreements, which are filed as exhibits to this report, are described below.

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     Stock Purchase Agreement

          Pursuant to the Stock Purchase Agreement, the Company agreed to sell approximately 37,056,000 additional shares of its Common Stock to Leucadia to increase Leucadia's interest in the Company from approximately 41.2% to approximately 87.5% at an aggregate purchase price of approximately $6,670,000. Upon the signing of the Stock Purchase Agreement, Leucadia advanced to the Company $5,000,000 of the total purchase price, which amount is refundable to Leucadia in the event the closing of the Stock Purchase Agreement does not occur. The Stock Purchase Agreement provides that the balance of the purchase price will be paid at the closing and that the closing will occur on or after July 5, 1999, subject to the satisfaction of certain conditions.
          The Stock Purchase Agreement includes an antidilution provision to the effect that if the Company issues additional shares to any person other than Leucadia, the number of shares of Common Stock issued to Leucadia shall be increased to give Leucadia an 87.5% interest in the Company on a fully diluted basis. Under the Stock Purchase Agreement, Leucadia also has certain registration rights pursuant to which it may require the Company to register the shares of Common Stock of the Company which Leucadia owns.
          Pursuant to the Stock Purchase Agreement, on August 14, 1998 the Company also increased the size of its Board of Directors from three Directors to five Directors and selected two persons designated by Leucadia to fill the new board seats, with the

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
     result that three of the five Directors of the Company are now affiliated with Leucadia. Mr. Borden, a Director and the President of the Company since May, 1998, is also a Vice President of Leucadia. The two new Directors designated by Leucadia are Joseph S. Steinberg and Patrick D. Bienvenue. Mr. Steinberg, a Director of the Company since August 14, 1998, has served as a director of Leucadia since 1978 and as its President since 1979. He is also a director of: Allcity Insurance Company, a consolidated subsidiary of Leucadia which is a property and casualty insurer; MK Gold Company, a public company which is an international gold mining company, approximately 46% of the common stock of which is beneficially owned by Leucadia; and Jordan Industries, Inc., a public company which owns and manages manufacturing companies, approximately 10% of the common stock of which is beneficially owned by Leucadia. Mr. Bienvenue, also a Director of the Company since August 14, 1998, has served as President of Leucadia Financial Corporation ("LFC"), a subsidiary of Leucadia which performs management and administrative services for the Company, since June 1998, and as the President of another Leucadia subsidiary engaged in real estate development since February 1996. From 1992 to 1996, Mr. Bienvenue was the President and Chief Executive Officer of Torwest, Inc., a private developer of resort communities in the United States. Mr. Steinberg does not beneficially own any shares of Common Stock other than by virtue of the Trust Agreement (as defined below). Neither Mr. Bienvenue nor Mr. Borden beneficially own any shares of Common Stock.

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
          On August 14, 1998, Leucadia transferred its current holdings of the Company's stock, plus the Stock Purchase Agreement, to a Trust (the "Trust") created under a Trust Agreement dated August 14, 1998 between Leucadia for the benefit of its shareholders and Joseph A. Orlando, as Trustee (the "Trust Agreement"). Pursuant to the terms of the Company's Restated Certificate of Incorporation, the transfers of the shares of the Company's Common Stock and the Stock Purchase Agreement were approved by the Board of Directors of the Company, with Mr. Borden, a Director of the Company affiliated with Leucadia, abstaining.
          The Trust Agreement provides that the Trustee may vote or act with respect to the disposition of all Common Stock held in the Trust as directed in a written notice jointly signed by Ian M. Cumming, Chairman of Leucadia, and Mr. Steinberg, each of whom is a beneficiary of the Trust, acting on behalf of all beneficiaries of the Trust. On August 14, 1998, Leucadia announced that it had declared a pro rata dividend of beneficial interests in the Trust to its shareholders of record on August 25, 1998. Beneficial interests in the Trust are not certificated, are not transferable, except under the laws of descent and distribution, do not have voting rights, are not entitled to receive dividends or interest and do not represent any equity interest in the Company.

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
     Amended Loan Agreement

          On August 14, 1998 the Company and LFC entered into the Amended Loan Agreement, pursuant to which the Company and LFC amended the original Loan Agreement dated July 3, 1995 and restructured the Company's outstanding 12% Secured Convertible Note due 2003 ("Original Note"), which is held by LFC. The restructured Note, dated August 14, 1998, is in the principal amount of approximately $26,462,380 (reflecting the original $20,000,000 principal balance of the Original Note, together with additions to principal resulting from accrued and unpaid interest thereon to the date of the restructuring), extends the maturity date from July 3, 2003 to December 31, 2004, reduces the interest rate from 12% to 6% and eliminates the convertibility feature of the Original Note.


     Development Agreement

          The Company entered into a Development Agreement with Provence Hills Development Company, LLC ("Owner"), an indirect subsidiary of Leucadia that owns certain real property located in the City of San Marcos, County of San Diego, California, to develop a master-planned residential project ("Project") on such property. The Project, known as San Elijo Ranch, is intended to be developed into a community of approximately 3,400 homes over the next ten years.
          The Development Agreement provides that the Company will act as the development manager ("Development Manager"). As the Development Manager for the Project, the Company will have

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
     responsibility for the overall management of the Project, including arranging financing for all Project costs and acting as the construction manager. The Company and Owner have jointly agreed upon the budget for the Project as well as the Project schedule and development plan.
          The Company is also required to develop a marketing plan for the Project to be approved by Owner and to negotiate the sale of portions of the Project, subject to the prior approval of Owner. All sales proceeds shall belong to Owner, except that Owner shall pay the Company the fees described below.
          The Development Agreement provides that the Company is entitled to receive a project management fee, a field overhead fee, a marketing and advertising fee and a success fee as described below:
               (a) Project Management Fee - an amount equal to 3% of gross revenues (as defined in the Development Agreement), minus any management fees paid to date or payable in the future by Owner.
               (b) Field Overhead Fee - an amount equal to 2.72% of gross revenues, minus certain amounts incurred by Owner in connection with the Project.
               (c) Marketing and Advertising Fee - an amount equal to 1.5% of gross revenues.
               (d) Success Fee - a fee payable as portions of the Project are sold, as set forth in Section 7.6 of the Development Agreement.

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          The Development Agreement may be terminated by Owner, upon sixty (60) days' notice, with or without cause and without regard to whether the Company is in default thereunder.


     Item 7.   Financial Statements and Exhibits

     (c)  The following exhibits are filed with this Report:
          10.1   Stock Purchase Agreement between HomeFed
                 Corporation and Leucadia National Corporation dated as of August 14, 1998.

          10.2 Amended and Restated Loan Agreement between HomeFed Corporation and Leucadia Financial Corporation dated as of August 14, 1998.

          10.3 Development Management Agreement between Provence Hills Development Company, LLC and HomeFed
                 Corporation.

          20     Press Release dated August 14, 1998.

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
                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              REGISTRANT:

                              HOMEFED CORPORATION



                                /s/ Corinne A. Maki
                              -----------------------------
                              Corinne A. Maki, Treasurer



     Date:  August 28, 1998

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